Exhibit 32.1: Certification of Principal Executive Officer Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350

I, R. Chad Dreier, Chairman, President and Chief Executive Officer (principal executive officer) of The Ryland Group, Inc. (the “Company”), certify, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the year ended December 31, 2006 of the Company (the “Report”), that:

(1)                                  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)                                  The information contained and incorporated by reference in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ R. Chad Dreier
R. Chad Dreier
February 28, 2007